UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2008

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle
Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2008, Griffon Corporation (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Ronald J. Kramer, pursuant to which he will become the Chief Executive Officer of the Company effective April 1, 2008 (the “Commencement Date”). Mr. Kramer (age 49) has been a director of the Company since 1993 and Vice Chairman of the Board since November 2003, which positions he will retain. Since 2002, Mr. Kramer has served as President and as a director of Wynn Resorts, Ltd., a developer, owner and operator of hotel casino resorts. Mr. Kramer will cease being employed by Wynn Resorts effective March 31, 2008. From 1999 to 2001, he was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer is also a member of the Board of Directors of Monster Worldwide, Inc., a global provider of career solutions, and Sapphire Industrials Corp., a blank check company. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau, the Company’s Chairman of the Board.

Pursuant to the terms of the Employment Agreement, Mr. Kramer’s term of employment with the Company will continue for three years from the date on which either party gives notice that the term of employment will not be further renewed (the “Term”). During the Term, Mr. Kramer will receive an annual base salary of $775,000 per annum, subject to cost of living and discretionary increases. Mr. Kramer shall also be entitled to a guaranteed bonus of $581,250 in respect of the Company’s 2008 fiscal year, and an annual bonus of between 0% and 250% of his base salary, with a target bonus of 150% of base salary, for fiscal years thereafter based upon achievement of performance objectives. Mr. Kramer shall also be entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully set forth in the Employment Agreement.

On the Commencement Date, and on or shortly after October 1, 2008 and October 1, 2009, Mr. Kramer shall receive restricted stock grants of 250,000 shares of common stock, 75,000 shares of common stock, and 25,000 shares of common stock, respectively, each vesting three years after the Commencement Date. On or shortly after October 1, 2008, Mr. Kramer shall also receive a ten-year option to purchase 350,000 shares of common stock at an exercise price equal to the greater of $20 per share or the fair market value of the common stock on the date of grant, vesting in three equal installments on each anniversary of the Commencement Date. All equity awards shall immediately vest in the event of termination of Mr. Kramer’s employment without Cause, if he leaves for Good Reason, or upon his death, Disability or a Change in Control (as such terms are defined in the Employment Agreement).

On March 16, 2008, Harvey R. Blau notified the Company of his intention to retire from his position as Chief Executive Officer of the Company effective as of April 1, 2008. Mr. Blau will remain as non-executive Chairman of the Board of Directors and will become a consultant to the Company pursuant to the terms of his employment agreement.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement, dated March 16, 2008, between the Registrant and Ronald J. Kramer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Patrick L. Alesia
Vice President,
Chief Financial Officer,
Treasurer and Secretary

Date: March 19, 2008

Exhibit Index

10.1	Employment Agreement, dated March 16, 2008, between the Registrant and Ronald J. Kramer